VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of March 22, 2018, is entered into by and among BRE Foxtrot Parent LLC, a Delaware limited liability company (“Buyer”), and those parties listed on Schedule A hereto (each a “Shareholder” and collectively the “Shareholders”).

WHEREAS, as of the date hereof, each Shareholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.10 per share (“Common Stock”), of FRP Holdings, Inc., a Florida corporation (the “Parent”) set forth opposite such Shareholder’s name on Schedule A (all such shares set forth on Schedule A, together with any additional shares of Common Stock of the Parent that are hereafter issued to, or otherwise acquired or owned, beneficially or of record, by, the Shareholders prior to the termination of this Agreement being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Buyer, Parent and certain seller entities (collectively, the “Seller”) are entering into an Agreement of Purchase and Sale, dated as of the date hereof and as it may be amended, supplemented or waived from time to time in accordance with its terms (the “Purchase Agreement”), which provides, among other things, for Buyer to purchase from Seller, Seller’s right, title and interest in the Assets, upon the terms and subject to the conditions set forth in the Purchase Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement); and

WHEREAS, as a condition to its willingness to enter into the Purchase Agreement, Buyer has required that each Shareholder, and as an inducement and in consideration therefor, each Shareholder (solely in such Shareholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
AGREEMENT TO VOTE

1.1              Agreement to Vote. Subject to the terms of this Agreement, each Shareholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at every annual or special meeting of the shareholders of the Parent held with respect to the matters specified in Section 1.1(b), however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the shareholders of the Parent, the Shareholders shall, in each case to the fullest extent that the Subject Shares are entitled to vote thereon:

(a)                cause the Subject Shares to be counted as present thereat for purposes of determining a quorum; and

(b)               be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, the Subject Shares:

(i)                 in favor of (A) adoption of the Purchase Agreement and approval of the transactions contemplated thereby and (B) each of the actions contemplated by the Purchase Agreement in respect of which approval of the Parent’s shareholders is requested; and

(ii)               against (A) any change in the Parent Board, (B) any Acquisition Proposal or any other any proposal made in opposition to the Purchase Agreement or the transactions contemplated by the Purchase Agreement and (C) any other proposal or action that (i) could reasonably be expected to constitute a breach of any covenant, representation or warranty or any other obligation or agreement of the Parent under the Purchase Agreement or of the Shareholders under this Agreement, (ii) is intended or could reasonably be expected to prevent, frustrate, impede, interfere with, materially delay or adversely affect the transactions contemplated by the Purchase Agreement or (iii) could reasonably be expected to dilute in any material respect the benefits to Buyer of the transactions contemplated by the Purchase Agreement.

(c)                Each Shareholder agrees that the obligations specified in this Section 1.1 shall not be affected by any Adverse Recommendation Change except to the extent the Purchase Agreement is terminated as a result thereof.

(d)               During the time this Agreement is in effect, each Shareholder shall retain at all times the right to vote the Subject Shares in the Shareholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Parent’s shareholders generally.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Shareholder represents and warrants to Buyer that:

2.1              Organization; Authority; Execution and Delivery; Enforceability. If such Shareholder is not a natural person, (i) such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated by this Agreement and the compliance by such Shareholder with the terms of this Agreement have been duly authorized by all necessary action on the part of such Shareholder and its governing body, members, stockholders and trustees, as applicable, and (iii) no other proceedings on the part of such Shareholder (or such Shareholder’s governing body, members, stockholders or trustees, as applicable) are necessary to authorize this Agreement, to consummate the transactions contemplated by this Agreement or to comply with the terms of this Agreement. Such Shareholder has all requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement (and each Person executing this Agreement on behalf of such Shareholder that is not a natural person has full power, authority and capacity to execute and deliver this Agreement on behalf of such Shareholder and to thereby bind such

Shareholder), to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement. This Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by Buyer, constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms. If such Shareholder is married and the Subject Shares of such Shareholder constitute community property or if spousal or other approval is required for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder’s spouse, enforceable against such spouse in accordance with its terms.

2.2              Non-Contravention; Consents. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance by such Shareholder with the terms of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, amendment, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledges, liens, charges, mortgages, encumbrances and security interests (collectively, “Liens”) in or upon any of the properties or assets of such Shareholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, (i) if such Shareholder is not a natural person, any provision of any certificate of incorporation, bylaws, or trust or other organizational document of such Shareholder, (ii) any contract to or by which such Shareholder is a party or bound or to or by which any of the properties or assets of such Shareholder (including such Shareholder’s Subject Shares) is bound or subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law, in each case, applicable to such Shareholder or to such Shareholder’s properties or assets (including such Shareholder’s Subject Shares) other than, in the case of clauses (ii) and (iii) of this paragraph, conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate are not reasonably likely to (x) impair in any material respect the ability of such Shareholder to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including with respect to natural persons, any spouse, and with respect to trusts, any co-trustee or beneficiary) is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated by this Agreement or the compliance by such Shareholder with the terms of this Agreement, except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

2.3              Ownership of Subject Shares; Total Shares. (i) Such Shareholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of its Subject Shares set forth on Schedule A and has good, valid and marketable title to such Subject Shares free and clear of any Liens in respect of such Subject Shares, except as provided hereunder or pursuant to any applicable restrictions on transfer under the Securities Act (collectively, “Permitted Liens”) and (ii) the Subject Shares owned by such Shareholder are all of the equity securities of the Parent owned, either of record or beneficially, by such Shareholder as of the date hereof.

2.4              Voting Power. Other than as provided in this Agreement or as would not reasonably be expected to prevent or materially delay the consummation by the Shareholder of the transactions contemplated by this Agreement or otherwise adversely impact the Shareholder’s ability to perform its obligations hereunder in any material respect, the Shareholder has full voting power with respect to its Subject Shares, full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement. The Shareholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to its Subject Shares. Except as would not reasonably be expected to prevent or materially delay the consummation by the Shareholder of the transactions contemplated by this Agreement or otherwise adversely impact the Shareholder’s ability to perform its obligations hereunder in any material respect, none of its Subject Shares are directly bound by any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder.

2.5              Reliance. The Shareholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon the Shareholders’ execution, delivery and performance of this Agreement.

2.6              Absence of Litigation. As of the date hereof, there is no Proceeding pending against, or, to the knowledge of the Shareholder, threatened in writing against such Shareholder or any of such Shareholder’s properties or assets (including the Subject Shares), nor, to the knowledge of such Shareholder, is there any investigation of a Governmental Authority pending or threatened in writing with respect to the Shareholder, and the Shareholder is not subject to any outstanding order, writ, injunction or decree, that, in each case, would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation by the Shareholder of the transactions contemplated by this Agreement or otherwise adversely impact the Shareholder’s ability to perform its obligations hereunder in any material respect.

2.7              Brokers. No broker, finder, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which the Parent, Seller or Buyer will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Shareholder, on behalf of the Shareholder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Shareholders that:

3.1              Organization; Power and Authority. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware and consummation by Buyer of the transactions contemplated hereby are within Buyer’s organizational powers and have been duly authorized by all necessary organizational actions on the part of Buyer.

3.2              Authorization; Binding Agreement. Buyer has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Buyer has duly and validly executed and delivered this Agreement and, assuming due authorization, execution and delivery by the Shareholders, this Agreement constitutes its legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

3.3              Non-Contravention. The execution and delivery of this Agreement by Buyer does not, and the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby will not, (i) except as may be required by applicable U.S. Federal securities laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under any agreement, trust, commitment, order, judgment, writ, stipulation, settlement, award, decree or other instrument binding on Buyer or (ii) violate any provision of Buyer’s organizational documents, in case of each of clauses (i) and (ii), except as would not reasonably be expected to prevent or materially delay the consummation by Buyer of the transactions contemplated by this Agreement or otherwise adversely impact Buyer’s ability to perform its obligations hereunder in any material respect.

3.4              Absence of Litigation. As of the date hereof, there is no Proceeding pending against, or, to the knowledge of Buyer, threatened in writing against Buyer, any of its subsidiaries or any of Buyer’s or its subsidiaries’ properties or assets that would reasonably be expected to prevent or materially delay the consummation by Buyer of the transactions contemplated by this Agreement or otherwise adversely impact Buyer’s ability to perform its obligations hereunder in any material respect.

ARTICLE IV
ADDITIONAL COVENANTS OF THE SHAREHOLDERS

Each Shareholder hereby covenants and agrees that until the termination of this Agreement:

4.1              No Transfer; No Inconsistent Arrangements. Except as expressly provided hereunder or pursuant to the Purchase Agreement, from and after the date hereof and until this Agreement is terminated in accordance with Section 5.2, each Shareholder shall not, directly or indirectly, (i) grant or create any Lien, other than Permitted Liens, on any or all of the Subject Shares, (ii) transfer, sell, assign, tender, gift, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of the Subject Shares, or any right, title or interest therein (including any right or power to vote to which the Shareholder may be entitled) (or consent to any of the foregoing), (iii) enter into (or caused to be entered into) any Contract with respect to any Transfer of the Subject Shares, (iv) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of the Subject Shares, (v) deposit or permit the deposit of any of the Subject Shares into a voting trust or enter into a voting agreement or similar arrangement, commitment or understanding with respect to any of the Subject Shares or (vi) take or permit any other action that would reasonably be expected to prevent or materially restrict, disable or delay the consummation by the Shareholder of the transactions contemplated by this Agreement or otherwise adversely impact the Shareholder’s ability to perform its obligations hereunder in any material respect.

Notwithstanding the foregoing, (x) direct or indirect Transfers of equity or other interests in the Shareholder by its equityholders is not prohibited by this Section 4.1 and (y) the Shareholder may make Transfers of Subject Shares as Buyer may, in its sole discretion, agree in writing. Any Transfer in violation of this Section 4.1 shall be null and void ab initio. If any involuntary Transfer of any of the Subject Shares shall occur (including, but not limited to, a sale by Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until is terminated in accordance with Section 5.2.

4.2              No Exercise of Appraisal Rights; Actions. To the extent a Shareholder is found to have a right to demand appraisal of any of its Subject Shares or a right to dissent from the transactions contemplated by the Purchase Agreement (collectively, “Appraisal Rights”), such Shareholder (i) waives and agrees not to exercise any such Appraisal Rights (including, without limitation, under Section 607.1302 of the Florida Business Corporation Act); (ii) agrees not to commence, participate in or voluntarily aid in any way any claim or proceeding to seek (or file any petition related to) Appraisal Rights in connection with the transactions contemplated by the Purchase Agreement; and (iii) agrees not to commence or join in, and agrees to take all actions necessary to opt out of, any class in any class action with respect to any claim, derivative or otherwise, against Buyer or any of its successors (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Purchase Agreement or the transactions contemplated thereby. Notwithstanding the foregoing, nothing in this Section 4.2 shall constitute, or be deemed to constitute, a waiver or release by the Shareholder of any claim or cause of action against Buyer to the extent arising out of a breach of this Agreement by Buyer.

4.3              Documentation and Information. Except as required by applicable law, each Shareholder shall not make any public announcement regarding this Agreement, the Purchase Agreement or the transactions contemplated hereby or thereby without the prior written consent of Buyer (which consent may be withheld in Buyer’s sole discretion). Each Shareholder consents to and hereby authorizes Buyer and Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Buyer or Parent reasonably determines to be necessary in connection with the Purchase Agreement and any transactions contemplated by the Purchase Agreement, the Shareholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of the Shareholder’s commitments and obligations under this Agreement, and the Shareholder acknowledges that Buyer and Parent may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority. Each Shareholder agrees to promptly give Buyer and Parent any information that is in its possession that Buyer and Parent may reasonably request for the preparation of any such disclosure documents, and each Shareholder agrees to promptly notify Buyer and Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that the Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

4.4              No Solicitation. Subject to Section 5.18, each Shareholder shall not, and shall cause its directors and officers in their capacities as such not to, and shall direct its other Representatives not to directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any person other than Buyer or its Representatives any non-public information or data in furtherance of, any Acquisition Proposal or Inquiry, (iii) approve, recommend, declare advisable or enter into an Alternative Acquisition Agreement, (iv) agree to or propose publicly to do any of the foregoing. Each Shareholder shall, and shall cause each of its subsidiaries to, and shall direct the Representatives of such Shareholder and its subsidiaries to (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person and its Representatives (other than Buyer or any of its Representatives) conducted heretofore with respect to any Acquisition Proposal and (B) not terminate, amend, release or modify any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party. Nothing in this Section 4.4 shall prohibit each Shareholder or its Representatives from informing any Person of the existence of the provisions contained in this Section 4.4.

4.5              Adjustments. In the event of any stock split (including a reverse stock split), stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Parent that affects the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

4.6              Further Assurances.

(a)                Each of the parties hereto shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as may be reasonably necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement.

(b)               Each Shareholder agrees, while this Agreement is in effect, to notify Buyer promptly in writing of the number and description of any Subject Shares acquired by the Shareholder after the date hereof which are not set forth on Schedule A hereto.

ARTICLE V
MISCELLANEOUS

5.1              Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if (a) hand delivered, (b) sent by certified or registered United States mail, postage prepaid, return receipt requested, (c) sent by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) sent by electronic mail, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 5.1):

(a)                if to Buyer, to

c/o Blackstone Real Estate Advisors L.P.

345 Park Avenue

New York, New York 10154

Attn: Head, U.S. Asset Management

Email: realestatenotices@blackstone.com

and

c/o Blackstone Real Estate Advisors L.P.

345 Park Avenue

New York, New York 10154

Attn: General Counsel

Email: realestatenotices@blackstone.com

with copies thereof to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn: Sasan Mehrara

Benjamin Schaye
Email: smehrara@stblaw.com

ben.schaye@stblaw.com

(b)               if to the Shareholders, to

John D Baker II

200 W. Forsyth Street, 7th Floor

Jacksonville, Florida 32202

with copies thereof to:

Nelson Mullins Riley & Scarborough LLP

Attn: Daniel B. Nunn, Jr.

50 N. Laura Street, 41st Floor

Jacksonville, Florida 32202

Ropes & Gray

Attn: Geoffrey M. Mason

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

A notice shall be deemed to have been given: (i) in the case of hand delivery, when delivered; (ii) in the case of registered or certified mail, when delivered or upon the first attempted delivery on a Business Day; (iii) in the case of expedited prepaid delivery service, when delivered or upon the first attempted delivery on a Business Day; and (iv) in the case of email, upon the sender’s receipt of confirmation (which may be in the form of an automated electronic response) of delivery or upon the first attempted delivery on a Business Day.

5.2              Termination. This Agreement shall terminate automatically and be of no further force or effect, without any notice or other action by any Person, upon the first to occur of (i) the valid termination of the Purchase Agreement in accordance with its terms, (ii) the Closing, and (iii) the mutual written consent of all of the parties hereto. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that solely in the event of a termination of this Agreement pursuant to clause (i) above, (x) nothing set forth in this Section 5.2 shall relieve any party from liability for any willful and material breach of this Agreement prior to termination hereof and (y) the provisions of this Article V shall survive any termination of this Agreement.

5.3              Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of the parties hereto be waived, except by written agreement executed by the parties hereto.

5.4              No Waiver. No waiver by a party of any failure or refusal by another party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

5.5              Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated by the Purchase Agreement are consummated.

5.6              Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

5.7              Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 4.1.

5.8              Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Florida.

5.9              Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any action, proceeding or counterclaim brought by one party against another party on any matter arising out of or in any way connected with this Agreement.

5.10          Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signatures, which taken together still constitute collectively one agreement. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart or facsimile signature.

5.11          Entire Agreement. This Agreement and the Purchase Agreement contain all of the terms agreed upon between the parties hereto with respect to the subject matter of this Agreement and the Purchase Agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement and the Voting Agreement fully and completely express the agreement of the parties hereto.

5.12          Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Applicable Law

5.13          Specific Performance. The parties agree that irreparable damage may occur to the Buyer if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Buyer shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which the Buyer is entitled at law or in equity. In any proceeding for specific performance, the Shareholders will waive any requirement for the securing or posting of any bond in connection with the remedies referred to in this Section 5.13.

5.14          Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

5.15          Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

5.16          Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “shall” shall be construed to have the same meaning as the word “will.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Unless the context requires otherwise (i) any definition of or reference to any contract, instrument or other document or any law herein shall be construed as referring to such contract, instrument or other document or law as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

5.17          Capacity as Shareholder. Notwithstanding anything herein to the contrary, (i) each Shareholder signs this Agreement solely in the Shareholder’s capacity as a shareholder of the Parent, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of the Shareholder or any affiliate, employee or designee of the Shareholder or any of its affiliates in its capacity, if applicable, as an officer or director of the Parent or any other Person, and (ii) nothing herein shall in any way restrict a director or officer of the Parent in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Parent, or in the exercise of his or her fiduciary duties as a director or officer of the Parent, or prevent or be construed to create any obligation on the part of any director or officer of the Parent from taking any action in his or her capacity as such director or officer.

5.18          No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Shareholders, and Buyer shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Parent or exercise any power or authority to direct the Shareholders in the voting of any of the Subject Shares, except as otherwise provided herein.

[Signature Page Follows]

The parties are executing this Agreement on the date set forth in the introductory clause.

BUYER:

BRE FOXTROT PARENT LLC

By:	Name: Title:

[Signature Page to Voting and Support Agreement]

SHAREHOLDERS:

EDWARD L. BAKER, in his individual capacity

EDWARD L. BAKER LIVING TRUST

By:_____________________________

EDWARD L. BAKER, as trustee

EDWARD L. BAKER & THOMPSON S. BAKER II TRUST FBO EDWARD L. BAKER U/A CYNTHIA L. BAKER TRUST DATED 4/30/1965

By:_____________________________

EDWARD L. BAKER, as trustee

By:_____________________________

THOMPSON S. BAKER II, as trustee

SIGNATURES CONTINUE ON THE NEXT PAGE

[Signature Page to Voting and Support Agreement]

SHAREHOLDERS:

JOHN D. BAKER II, in his individual capacity

JOHN D. BAKER II LIVING TRUST

By:_____________________________

JOHN D. BAKER II, as trustee

JOHN D. BAKER II AND EDWARD L. BAKER II TRUST FBO JOHN D. BAKER II U/A CYNTHIA L. BAKER TRUST DATED 4/30/1965

By:_____________________________

JOHN D. BAKER II, as trustee

By:_____________________________

EDWARD L. BAKER II, as trustee

ANNE D. BAKER REVOCABLE LIVING TRUST

By:_____________________________

ANNE D. BAKER, as trustee

SIGNATURES CONTINUE ON THE NEXT PAGE

[Signature Page to Voting and Support Agreement]

SHAREHOLDERS:

EDWARD L. BAKER II, in his individual capacity

JOHN D. BAKER III, in his individual capacity

SUSAN A. BAKER REVOCABLE LIVING TRUST

By:_____________________________

SUSAN A. BAKER, as trustee

SIGNATURES CONTINUE ON THE NEXT PAGE

[Signature Page to Voting and Support Agreement]

SHAREHOLDERS:

THOMPSON S. BAKER II, in his individual capacity

THOMPSON S. BAKER II REVOCABLE LIVING TRUST

By:_____________________________

THOMPSON S. BAKER II, as trustee

MARTHA F. BAKER REVOCABLE LIVING TRUST

By:_____________________________

MARTHA F. BAKER, as trustee

JULIA ELIZABETH BAKER TRUST

By:_____________________________

THOMPSON S. BAKER II, as trustee

By:_____________________________

MARTHA F. BAKER, as trustee

MARY CAMERON BAKER TRUST

By:_____________________________

THOMPSON S. BAKER II, as trustee

By:_____________________________

MARTHA F. BAKER, as trustee

SAMUEL MCDONALD BAKER TRUST

By:_____________________________

THOMPSON S. BAKER II, as trustee

By:_____________________________

MARTHA F. BAKER, as trustee

SIGNATURES CONTINUE ON THE NEXT PAGE

[Signature Page to Voting and Support Agreement]

TRUST FBO SARAH B. PORTER U/A CYNTHIA L. BAKER TRUST DATED 4/30/1965

By:_____________________________

CYNTHIA P. OGDEN, as trustee

[Signature Page to Voting and Support Agreement]

Schedule A

Name of Shareholder	Subject Shares[1]
Edward L. Baker	4,121
Edward L. Baker Living Trust[2]	69,220
Edward L. Baker & Thompson S. Baker II Trust FBO Edward L. Baker U/A Cynthia L. Baker Trust dated 4/30/1965[3]	423,474
John D. Baker II	22,025
John D. Baker II Living Trust[4]	236,449
John D. Baker II and Edward L. Baker II Trust FBO John D. Baker II U/A Cynthia L. Baker Trust dated 4/30/1965[5]	1,113,474
Anne D. Baker Revocable Living Trust[6]	3,789
Edward L. Baker II	97,299
Susan A. Baker Revocable Living Trust[7]	97,297
John D. Baker III	97,300
Thompson S. Baker II	39
Thompson S. Baker II Revocable Living Trust[8]	155,600
Martha F. Baker Revocable Living Trust[9]	2,199
Julia Elizabeth Baker Trust[10]	2,199
Mary Cameron Baker Trust[11]	2,199
Samuel McDonald Baker Trust[12]	2,199
Trust FBO Sarah B. Porter U/A Cynthia L. Baker Trust dated 4/30/1965[13]	913,911
TOTAL	3,242,794

[1] With respect to the individuals listed on Schedule A, beneficial ownership excludes those shares of Common Stock that are otherwise accounted for on this Schedule A by virtue of being held by a trust or another individual listed herein.

[2] Edward L. Baker is the sole trustee and beneficiary and has sole voting power.

[3] Edward L. Baker and Thompson S. Baker II serve as co-trustees and have shared voting power.

[4] John D. Baker II is the sole trustee and beneficiary and has sole voting power.

[5] John D. Baker II and Edward L. Baker II serve as co-trustees and have shared voting power.

[6] Anne D. Baker is the sole trustee and beneficiary and has sole voting power.

[7] Susan A. Baker is the sole trustee and beneficiary and has sole voting power.

[8] Thompson S. Baker II is the sole trustee and beneficiary and has sole voting power.

[9] Martha F. Baker is the sole trustee and beneficiary and has sole voting power.

[10] Thompson S. Baker II and Martha F. Baker serve as co-trustees and have shared voting power.

[11] Thompson S. Baker II and Martha F. Baker serve as co-trustees and have shared voting power.

[12] Thompson S. Baker II and Martha F. Baker serve as co-trustees and have shared voting power.

[13] Cynthia P. Ogden serves as sole trustee and has sole voting power.